Exhibit 99

Velocity Financial, Inc. Reports

First Quarter 2026 Results

First Quarter Highlights

Financial Results

•	Net income of $22.4 million, an increase of 18.4% from $18.9 million for 1Q25. Diluted EPS of $0.57, an increase of $0.06 from $0.51 per share for 1Q25

•	Driven by loan portfolio growth and strong portfolio earnings

•	Core net income of $26.5 million, an increase of 30.8% from $20.3 million for 1Q25. Core diluted EPS of $0.68, an increase from $0.55 per share for 1Q25[1]

•	Diluted book value per common share of $17.75, an increase of 19.4% from $14.87 as of March 31, 2025

•	Portfolio net interest margin (NIM) of 3.56%, an increase of 21 bps from 3.35% for 1Q25

•	Consistently strong NIM levels have resulted from rate discipline on new loan production, with average loan coupons of 10.28% on loans produced over the last five quarters

Portfolio

•	Loan production of $639.4 million, flat with $640.4 million in 1Q25

•	Nonperforming loans (NPL) as a percentage of Held for Investment (HFI) loans was 10.1%, a decrease from 10.8% as of March 31, 2025

•	NPL resolutions totaled $70.1 million in UPB

•	Net gains of 102.3% or $1.6 million

•	Total NPL recoveries of 106.5% or $4.6 million of UPB resolved including accrued interest received

Liquidity and Capitalization

•	Completed two securitizations totaling $513.8 million

•	Liquidity of $329.0 million, consisting of $87.1 million in unrestricted cash and $241.9 million in available borrowings from unpledged loans

•	Total available warehouse line capacity of $835.6 million

[1]

Core net income and core diluted EPS are non-GAAP financial measures. Non-GAAP core adjustments include stock-based compensation expenses and costs related to the Company’s employee stock purchase plan. See “Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release for more information regarding the use of non-GAAP measures.

Westlake Village, CA – May 6, 2026 – Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company), a leader in business purpose loans, reported net income of $22.4 million and core net income of $26.5 million for 1Q26, compared to $18.9 million and $20.3 million, respectively, for 1Q25. Earnings and core earnings per diluted share were $0.57 and $0.68 for 1Q26, compared to $0.51 and $0.55, respectively, for 1Q25.

“Velocity continued to deliver impressive earnings in the first quarter of 2026” said Chris Farrar, President and CEO. “Velocity’s first quarter 2026 results were driven by higher portfolio net interest income and noninterest income from our growing portfolio and new production volume. Financing demand remained strong during the quarter, in both the traditional commercial and 1-4 family residential rental property markets, as investors continued to see considerable value in smaller commercial properties. We remain confident in Velocity’s long-term growth prospects and our ability to sustain profitable market share growth.”

Operating Results

Key Performance Indicators2

	Three Months Ended March 31,
	2026		2025		Variance	% Variance
	($ in thousands, except per share amounts)
Income before income tax	$30,877		$26,894		$3,983	14.8%
Net income	$22,363		$18,887		$3,476	18.4%
Diluted earnings per share	$0.57		$0.51		$0.06	11.8%
Core income before income tax	$36,684		$29,103		$7,581	26.0%
Core net income	$26,482		$20,253		$6,229	30.8%
Core diluted earnings per share	$0.68		$0.55		$0.13	23.6%
Net interest margin — portfolio related	3.56	%(1)	3.35	%(1)	0.21%	6.3%
Net interest margin — total company	2.65	%(1)	2.88	%(1)	(0.23)%	(8.0)%
Average common equity	$682,417		$534,940		$147,477	27.6%
Pre-tax return on average equity	18.1	%(1)	20.1	%(1)	(2.0)%	(10.0)%
Core pre-tax return on average equity	21.5	%(1)	21.8	%(1)	(0.3)%	(1.4)%

(1)	Percentages are annualized

Condensed Results of Operations

	Three Months Ended March 31,
	2026	2025	$ Variance	% Variance
	(In thousands)
Net interest income	$43,920	$37,510	$6,410	17.1%
Provision for credit losses	1,661	1,872	(211)	(11.3)%

Net interest income after provision	42,259	35,638	6,621	18.6%
Other operating income	42,957	33,446	9,511	28.4%

Net revenue	85,216	69,084	16,132	23.4%
Operating expenses	54,339	42,190	12,149	28.8%

Income before income taxes	30,877	26,894	3,983	14.8%
Income tax expense	8,578	8,246	332	4.0%

Net income	22,299	18,648	3,651	19.6%
Net loss attributable to noncontrolling interest	(64)	(239)	175	73.2%

Net income attributable to Velocity Financial, Inc.	$22,363	$18,887	$3,476	18.4%

[2]

Core income before income tax, core net income, core diluted EPS and core pre-tax return on average equity are non-GAAP measures. Please see “Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release.

•	Net interest income after provision for credit losses was $42.3 million, an increase of 18.6% from $35.6 million for 1Q25

•	Driven by strong portfolio growth and recoveries of interest income from NPLs by our asset management team

•	Other operating income was $43.0 million, an increase from $33.4 million for 1Q25

•	Driven primarily by net unrealized gain on fair value instruments

•	Net revenue was $85.2 million, an increase of 23.4% from $69.1 million for 1Q25

•	Resulting from continued strong production-driven portfolio net interest income growth and fair value gains.

•	Operating expenses totaled $54.3 million, an increase of 28.8% from 1Q25, primarily from higher professional fees related to business development opportunities and the growth in our platform

•	Compensation expense totaled $23.5 million, compared to $21.7 million for 1Q25

•	Driven by increases in headcount to support future planned growth

•	Professional fees totaled $5.8 million, compared to $1.8 million for 1Q25.

•	Driven by higher legal fees related to potential merger and acquisition due diligence.

•	Securitization expense totaled $5.3 million from the issuance of two securitizations during the quarter, compared to costs of $4.0 million for one securitization during 1Q25

•	Loan servicing expense totaled $8.6 million, from $8.0 million for 1Q25, driven by portfolio growth

Loan Portfolio

	$		$		$		$
	March 31,
	2026		2025		Variance		% Variance
	($ in thousands)
Total Loans Outstanding:
Investor 1-4		$3,203,963		$2,799,451		$404,512		14.4%
Mixed use		744,157		605,722		138,435		22.9%
Retail		739,426		522,400		217,026		41.5%
Office		606,938		421,389		185,549		44.0%
Multifamily		482,152		397,842		84,310		21.2%
Government Insured Multifamily		—		4,886		(4,886)		(100.0)%
Warehouse		493,995		367,289		126,706		34.5%
Other(1)		565,913		330,922		234,991		71.0%

Total loans		$6,836,544		$5,449,901		$1,386,643		25.4%

(1)	All other properties individually comprised less than 5.0% of the total unpaid principal balance

	$		$		$		$
Key Loan Portfolio Metrics (1):
Loan count		17,639		13,858		3,781		27.3%
Loan-to-value		64.9%		66.1%		(1.2)%		(1.8)%
Coupon		9.75%		9.60%		0.15%		1.6%
Total portfolio yield		9.23%		9.11%		0.12%		1.3%
Portfolio cost of debt		6.09%		6.23%		(0.14)%		(2.3)%

(1)	Weighted averages, except for loan count

•	Total loan portfolio was $6.8 billion in UPB as of March 31, 2026, an increase of 25.4% from $5.4 billion as of March 31, 2025

•	Driven by healthy growth across all types of collateral securing our loans

•	Loan prepayments totaled $235.0 million in UPB, an increase of 3.2% from $227.6 million for 4Q25, and 19.9% from $196.0 million for 1Q25

•	UPB of HFI FVO loans was $4.9 billion, or 71.7% of total HFI loans, as of March 31, 2026, an increase from $3.1 billion, or 57.7% as of March 31, 2025

•	Weighted average portfolio loan-to-value ratio was 64.9% as of March 31, 2026, down from 66.1% as of March 31, 2025, and below the five-quarter trailing average of 65.0%

•	Weighted average total portfolio yield was 9.23%, an increase of 12 bps from 1Q25, primarily driven by the increase in weighted average loan coupons

•	Portfolio-related debt cost was 6.09%, a decrease of 14 bps from 1Q25, driven by lower warehouse financing utilization and securitized debt interest expense

Loan Production Volumes

	Three Months Ended March 31,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Originations Including Advances:
Investor 1-4 rental	$232,555	$266,631	$(34,076)	(12.8)%
Traditional commercial	381,298	324,789	56,509	17.4%
Short-term	23,293	44,117	(20,824)	(47.2)%
Government insured multifamily	2,226	4,886	(2,660)	(54.4)%

Total	$639,372	$640,423	$(1,051)	(0.2)%

•	Loan production totaled $639.4 million, including construction loan advances of $2.2 million, consistent with $640.4 million for 1Q25

•	1Q26 production volume was driven by healthy demand for our traditional commercial product

•	Weighted average coupon on 1Q26 HFI loan production was 10.15%, a decrease of 36 bps from 10.51% for 1Q25 mirroring a similar reduction in shorter term interest rates

•

Government insured multifamily loans are originated by our capital light subsidiary Century Health & Housing Capital and the related GNMA securities are sold to investors for cash gains shortly after closing

Total HFI Portfolio Credit Performance

	Three Months Ended March 31,
	2026	2025	Variance	% Variance
	($ in thousands)
Key Nonperforming Loans Metrics:
Nonperforming loans UPB	$692,073	$587,811	$104,262	17.7%
Total UPB	$6,836,544	$5,445,015	$1,391,529	25.6%
Nonperforming loans UPB / Total UPB	10.1%	10.8%	(0.7)%	(6.2)%

•	NPLs totaled $692.1 million in UPB as of March 31, 2026, or 10.1% of total HFI loans, compared to $587.8 million and 10.8% as of March 31, 2025

CECL Portfolio Credit Performance

	Three Months Ended March 31,
	2026		2025		Variance	% Variance
	($ in thousands)
Allowance for Credit Losses:
Beginning balance	$4,521		$4,174		$347	8.3%
Provision for credit losses	1,661		1,872		(211)	(11.3)%
Charge-offs	(1,322)		(1,029)		(293)	28.5%

Ending balance	$4,860		$5,017		$(157)	(3.1)%

Total UPB subject to CECL	$1,937,474		$2,304,587		$(367,113)	(15.9)%
Nonperforming loans UPB subject to CECL	$238,407		$292,811		$(54,404)	(18.6)%
Nonperforming loans UPB subject to CECL / Total UPB subject to CECL	12.3%		12.7%		(0.4)%	(3.2)%
Allowance for credit losses / Total UPB subject to CECL	0.25%		0.22%		0.03%	15.2%
Charge-offs / Total UPB subject to CECL	0.27	%(1)	0.18	%(1)	0.09%	52.8%

(1)	Annualized

•	Charge-offs for 1Q26 totaled $1.3 million, compared to $1.0 million for 1Q25

•	The trailing five-quarter charge-offs average was $1.4 million

•	Credit loss reserve totaled $4.9 million as of March 31, 2026, a decrease of 3.1% from $5.0 million as of March 31, 2025

•	Driven by our decreasing loan portfolio subject to credit loss reserve

•	CECL reserve rate of 0.25% (CECL reserve as % of HFI loans at amortized cost) was relatively consistent with the recent five-quarter average rate of 0.23%

Real Estate Owned

	Three Months Ended March 31,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Gain (loss) on new REO:
Gain on transfer to REO - amortized cost loans	$2,832	$2,834	$(2)	(0.1)%
Valuation gain on transfer to REO - fair value loans	3,971	1,589	2,382	149.9%

Total gain on new REO	$6,803	$4,423	$2,380	53.8%

	Three Months Ended March 31,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Gain (loss) on existing REO:
REO valuation loss, net	$(3,217)	$(2,073)	$(1,144)	55.2%
(Loss) gain on sale of REO	(129)	300	(429)	(143.0)%

Total (loss) on existing REO	$(3,346)	$(1,773)	$(1,573)	88.7%

•	Total gain on new REO was $6.8 million, compared to a gain of $4.4 million for 1Q25, driven by higher valuation gain

•	Total loss on existing REO was $3.3 million, compared to a loss of $1.8 million for 1Q25, driven by valuation loss

Nonperforming loans (NPLs) Resolution

	Three Months Ended March 31, 2026
Total Nonperforming Loans	UPB	Default Interest	Prepayment Penalty	Net Gain	Regular Accrued Interest	Servicing Advances Write-Offs	Total Recovered
	($ in thousands)
Resolved — loans paid off	$36,800	$710	$434	$1,144	$1,873	$(677)	$2,340
Resolved — loans paid current	33,289	437	—	437	1,824	(31)	2,230

Total resolutions	$70,089	$1,147	$434	$1,581	$3,697	$(708)	$4,570

Recovery rate				102.3%			106.5%

	Three Months Ended March 31, 2025
Total Nonperforming Loans	UPB	Default Interest	Prepayment Penalty	Net Gain	Regular Accrued Interest	Servicing Advances Write-Offs	Total Recovered
	($ in thousands)
Resolved — loans paid off	$25,930	$753	$418	$1,171	$2,152	$(425)	$2,898
Resolved — loans paid current	42,408	389	—	389	1,936	(10)	2,315

Total resolutions	$68,338	$1,142	$418	$1,560	$4,088	$(435)	$5,213

Recovery rate				102.3%			107.6%

•	NPLs resolution totaled $70.1 million in UPB, realizing gains of 102.3% of UPB resolved compared to $68.3 million in UPB and similar gains of 102.3% of UPB resolved for 1Q25

•	UPB of NPLs resolution for 1Q26 was below the recent five-quarter average of $80.3 million in UPB resolved and below the average gains of 108.5% of UPB resolved

Velocity’s executive management team will host a conference call and webcast on May 6, 2026, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to review Velocity’s 1Q26 financial results.

Investors and Media:

Chris Oltmann

(818) 532-3708

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website: https://www.velfinance.com/events-and-presentations. To listen to the webcast, please visit Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial in 15 minutes prior to the start time to allow for wait time to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on May 29, 2026, and can be accessed by dialing 1-855-669-9658 in the U.S and Canada or 1-412-317-0088 internationally. The passcode for the replay is 6829289. The replay will also be available on the Investor Relations section of the Company’s website under “Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 22 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income, core income before income tax, core pre-tax return on average equity and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs, costs incurred from activities that are not normal recurring operating expenses, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP. Non-GAAP core income before income tax is core net income before deducting income taxes. Non-GAAP core pre-tax return on average equity is core income before income tax divided by our average shareholders’ equity.

We have included non-GAAP core net income, non-GAAP core income before income tax, non-GAAP core pre-tax return on average equity and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income, non-GAAP core income before income tax, non-GAAP core pre-tax return on average equity and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Net Income, please refer to the section of this press release below titled “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) changes in federal government fiscal and monetary policies, (2) general economic and real estate market conditions, including the risk of recession, (3) regulatory and/or legislative changes, (4) our customers’ continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) geopolitical conflicts.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Cash, cash equivalents, and restricted cash	$112,050	$249,237
Total loans, net	7,105,538	6,758,131
Accrued interest and receivables	196,303	202,477
Real estate owned, net	131,849	118,289
Other assets	45,703	53,379

Total assets	$7,591,443	$7,381,513

LIABILITIES
Accounts payable and accrued expenses	$173,076	$168,314
Secured financing, net	73,274	286,679
Unsecured senior notes, net	485,445	—
Securitized debt, at amortized cost	1,638,995	1,705,589
Securitized debt, at fair value	4,426,240	4,236,737
Warehouse and repurchase facilities, net	98,009	308,506

Total liabilities	6,895,039	6,705,825
Commitments and contingencies
EQUITY
Stockholders’ equity	693,348	672,535
Noncontrolling interest in subsidiary	3,056	3,153

Total equity	696,404	675,688

Total liabilities and equity	$7,591,443	$7,381,513

Diluted book value per share	$17.75	$17.19
Diluted shares at period end	39,245	39,297

Velocity Financial, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income	$153,080	$152,403	$118,740
Interest expense - portfolio related	94,027	94,652	75,088

Net interest income - portfolio related	59,053	57,751	43,652
Interest expense - corporate debt	15,133	6,142	6,142

Net interest income	43,920	51,609	37,510
Provision for credit losses	1,661	1,954	1,872

Net interest income after provision for credit losses	42,259	49,655	35,638
Other operating income
Gain on disposition of loans
Unrealized gain on fair value loans	1,039	21,129	34,836
Unrealized gain (loss) on fair value securitized debt	26,254	800	(13,682)
Origination fee income	7,970	6,644	8,679
Other income	7,694	24,676	3,613

Total other operating income	42,957	53,249	33,446
Operating expenses
Compensation and employee benefits	23,520	22,628	21,684
Loan servicing	8,563	9,448	8,008
Real estate owned, net	6,862	8,651	3,029
Other operating expenses	15,394	12,128	9,469

Total operating expenses	54,339	52,855	42,190

Income before income taxes	30,877	50,049	26,894
Income tax expense	8,578	15,296	8,246

Net income	22,299	34,753	18,648
Net loss attributable to noncontrolling interest	(64)	(44)	(239)

Net income attributable to Velocity Financial, Inc.	22,363	34,797	18,887
Less undistributed earnings attributable to unvested restricted stock awards	312	477	233

Net earnings attributable to common stockholders	$22,051	$34,320	$18,654

Earnings per common share:
Basic	$0.57	$0.89	$0.55
Diluted	$0.57	$0.89	$0.51
Weighted average common shares outstanding:
Basic	38,626	38,378	33,687
Diluted	39,174	39,243	36,811

Velocity Financial, Inc.

Net Interest Margin - Portfolio Related and Total Company

($ in thousands)

	Three Months Ended
	March 31, 2026				March 31, 2025
	Average Balance	Interest Income / Expense	Average Yield / Rate (1)		Average Balance	Interest Income / Expense	Average Yield / Rate (1)
Loan Portfolio:
Loans held for sale	$189				$998
Loans held for investment	6,632,799				5,213,188

Total loans	$6,632,988	$153,080	9.23%		$5,214,186	$118,740	9.11%

Debt:
Warehouse facilities	$176,760	$3,723	8.42%		$433,790	$8,505	7.84%
Securitized debt	6,003,318	90,304	6.02%		4,387,277	66,583	6.07%

Total debt - portfolio related	6,180,078	94,027	6.09%		4,821,067	75,088	6.23%
Corporate - Secured debt	142,043	6,681	18.81	%(4)	290,000	6,142	8.47%
Corporate - Unsecured debt	333,333	8,452	10.14	%(5)	—	—	—

Total debt	$6,655,454	$109,160	6.56%		$5,111,067	$81,230	6.36%

Net interest spread - portfolio related (2)			3.15%				2.88%
Net interest margin - portfolio related			3.56%				3.35%
Net interest spread - total company (3)			2.67%				2.75%
Net interest margin - total company			2.65%				2.88%

(1)	Annualized
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt
(4)

The average yield of 18.81% for corporate secured debt reflects a lower average balance given that the $215.0 million secured debt was paid off at the end of January 2026, and interest expense also included $1.3 million write-off of debt issuance costs and $3.2 million interest expense for the quarter. Excluding these non-recurring costs, the adjusted average yield on the remaining secured debt would be 10.50% going forward.

(5)

The average yield of 10.14% for corporate unsecured debt reflects a lower average balance given that the $500.0 million unsecured debt was not issued until the end of January 2026; on a full-quarter basis, the average yield would be 9.98%.

Velocity Financial, Inc.

Non-GAAP Financial Measure Reconciliations to GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Income before income tax	$30,877	$26,894
Equity award & ESPP expenses	2,695	1,970
Debt issuance costs write-off	1,340	—
Potential M&A due diligence	4,100	—
IRS Employee Retention Credit	(2,392)	—
Net income (loss) attributable to noncontrolling interest	(64)	(239)

Core income before income tax	$36,684	$29,103

Average common equity	682,417	534,940
Pre-tax return on average equity	18.1%	20.1%
Tax effect of equity award & ESPP expenses	1.6%	1.5%
Tax effect of debt issuance costs write-off	0.8%	0.0%
Tax effect of potential M&A due diligence	2.4%	0.0%
Tax effect of IRS Employee Retention Credit	(1.4)%	0.0%
Tax effect of net income (loss) attributable to noncontrolling interest	(0.0)%	(0.2)%

Core pre-tax return on average equity	21.5%	21.8%

	Three Months Ended March 31,
	2026	2025
Net income	22,363	$18,887
Equity award & ESPP expenses	1,933	1,366
Debt issuance costs write-off	961	—
Due diligence and advisory fees	2,941	—
IRS Employee Retention Credit	(1,716)	—

Core net income	$26,482	$20,253

Diluted weighted average common shares outstanding	39,174	36,811
Core diluted earnings per share	$0.68	$0.55